Exhibit 10.2

EXECUTION COPY

INVESTMENT RIGHT AND EXPENSE REIMBURSEMENT AGREEMENT

This INVESTMENT RIGHT AND EXPENSE REIMBURSEMENT AGREEMENT (this “Agreement”), dated as of June 7, 2010, by and among TIB Financial Corp., a Florida corporation (the “Company”), TIB Bank, a Florida state chartered non-member bank and a wholly owned subsidiary of the Company (the “Bank”), and Resource Financial Institutions Group, Inc. (“RFIG”).

WHEREAS, concurrently herewith, the Company and the Bank are entering into an agreement (the “Transaction Agreement”) with Marty E. Adams (“Adams”), Kevin Thompson (“Thompson”) and John Loeber (“Loeber” and collectively with Adams and Thompson, “Management”) (i) in connection with the Company conducting an offering of not less than $150,000,000 in shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), and/or newly created shares of mandatorily convertible preferred stock, par value $0.10 per share, at the closing of which Management would be retained as new senior management for the Company and the Bank (the “Offering”), and (ii) providing for Adams, Thompson and Loeber to become consultants to the Company and the Bank and, effective upon the consummation of the Offering or such earlier time as may be mutually agreed upon by Adams, Thompson and Loeber, on the one hand, and the Company and the Bank, on the other hand, Chief Executive Officer, Chief Financial Officer and Chief Credit Officer, respectively, of each of the Company and the Bank;

WHEREAS, RFIG and its affiliates (collectively, “Resource”) have devoted time and resources, and incurred expenses, in assisting Management in identifying and evaluating opportunities to invest in and manage insured depository institutions and their holding companies, including the Company and the Bank;

WHEREAS, the Company and the Bank acknowledge that such time and resources spent and expenses incurred by Resource will be of benefit to them in connection with the Offering; and

WHEREAS, in consideration of the foregoing, and Resource’s agreement to continue to provide assistance in connection with the Offering, the Company and the Bank desire to provide Resource with certain investment rights in connection with the Offering and certain rights to reimbursement of Resource’s expenses in connection with its prior work with Management as well as its assistance with the conduct and completion of the Offering, all as more fully set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

Section 1. Capitalized Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Transaction Agreement.

Section 2. Investment Right.

(a) In any offering of the Company’s securities (including the Offering) in connection with which Adams becomes or will become a senior executive officer of the Company (a “Qualifying Offering”), the Company shall make available for purchase by Resource, at Resource's election and as part of the Qualifying Offering, shares of Common Stock (the “RFIG Shares”) that represent, in the aggregate, 4.9% of the outstanding shares of Common Stock on a fully diluted basis, after giving effect to the Qualifying Offering.

(b) For the avoidance of doubt, RFIG is making no commitment hereunder to make an investment in the Company, and such investment shall be made only pursuant to a definitive written investment agreement between RFIG, or an affiliate thereof, and the Company having terms and conditions substantially similar to those contained in the form of investment agreement offered to other investors in the Qualifying Offering (other than as provided herein) and otherwise satisfactory to RFIG; provided, however, that if RFIG elects to make an investment in connection with a Qualifying Offering, such investment shall be not less than $1,000,000.

(c) The RFIG Shares shall be offered at a price per share equal to the price per share that securities of the same class are offered in the Qualifying Offering.  The RFIG Shares shall be subject to registration rights no less favorable than those granted to other investors in connection with the Qualifying Offering.

Section 3. Fees and Expenses.  If (a) any Qualifying Offering shall be completed (i.e., closed and funded), or (b) the Company completes an Acquisition Proposal (whether solicited or unsolicited) in connection with which Adams enters into a consulting or employment arrangement with the acquiror involved in such Acquisition Proposal or any of its affiliates, resulting in the $1,250,000 fee described in Section 5(c) of the Transaction Agreement not being payable (a “Qualifying Acquisition”), the Company shall, not later than two business days after the completion thereof, pay to Resource an amount in cash equal to all fees and expenses incurred by Resource prior to the date of this Agreement in connection with evaluating and prosecuting along with Adams, Thompson and Loeber opportunities to invest in and manage U.S. depository institutions in the current banking environment, including, without limitation, the fees and expenses of Resource pursuant to its consulting, non-competition and non-solicitation arrangements with Adams, Thompson and Loeber (the “Consulting Arrangements”) and the fees and expenses of Resource’s counsel, Skadden, Arps, Slate, Meagher & Flom LLP, all of which fees and expenses of Resource as of the date of this Agreement are summarized on Exhibit A; provided that such expense reimbursement pursuant to this Section 3 shall in no event exceed $650,000.

Section 4. Consulting Arrangements.  For so long as the Transaction Agreement is in effect and has not been terminated, solely to the extent necessary to permit Management to perform their obligations under the Transaction Agreement, RFIG agrees that it shall not enforce against Management any provision of the Consulting Arrangements.  Moreover, RFIG agrees to cause to be terminated all Consulting Arrangements, effective upon the consummation of any Qualifying Offering or Qualifying Acquisition, provided that the Company has complied with the terms of this Agreement (including Section 3) in connection with such Qualifying Offering or Qualifying Acquisition.

Section 5. Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt or (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)           If to RFIG to it at:

Resource Financial Institutions Group, Inc.

712 Fifth Avenue, 10th Floor

New York, NY 10019

Attn: Jeffrey Blomstrom

Fax: (212) 245-6372

with a copy to (which copy alone shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

Attn: David C. Ingles

Fax: (212) 735-2000

(b)           If to the Company or the Bank:

TIB Financial Corp.

TIB Bank

599 9th Street North, Suite 101

Naples, Florida 34102

Attn: Richard Bricker, Chairman of the Board

Fax: (239) 263-4543

with copies to (which copies alone shall not constitute notice):

Smith Mackinnon, PA

255 South Orange Avenue, Suite 800

Orlando, Florida 32801

Attn: John P. Greeley

Fax: (407) 843-2448

Section 6. Counterparts.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

Section 7. Entire Agreement.  This Agreement (including any exhibits or schedules hereto) and the other documents referenced herein constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

Section 8. Amendments.  No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by such party.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by the waiving party that makes express reference to the provision or provisions subject to such waiver.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9. Assignment.  This Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void) without the prior written consent of the other party hereto; provided that RFIG shall be permitted to assign its rights hereunder to one or more affiliates thereof.

Section 10. Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be governed and construed in accordance with the internal laws of the State of Florida applicable to contracts made and wholly-performed within such state, without regard to any applicable conflicts of law principles.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11. Severability.  If any provision of this Agreement or the application thereof to any person (including the officers and directors the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

TIB FINANCIAL CORP.

By:/s/ Richard C. Bricker, Jr.

    Name:  Richard C. Bricker, Jr.

   Title:   Chairman of the Board of Directors

TIB BANK

By: /s/ Richard C. Bricker, Jr.

      Name:  Richard C. Bricker, Jr.

      Title:   Director

RESOURCE FINANCIAL INSTITUTIONS GROUP, INC.

By: Jeffrey Blomstrom

      Name:  Jeffrey Blomstrom

      Title:   Chief Executive Officer

[Signature Page to Investment Right and Expense Reimbursement Agreement]

Exhibit A

Expenses

See Attached

1574957.08-New York Server 7A - MSW